Exhibit 99.1

Twin Disc Announces Second Quarter Results

MILWAUKEE, Wis., February 5, 2025 (GLOBE NEWSWIRE) -- Twin Disc, Inc. (NASDAQ: TWIN) today reported results for the second quarter ended December 27, 2024.

Fiscal Second Quarter 2025 Highlights

● Sales increased 23.2% year-over-year to $89.9 million, organic sales* increased 10.1%

● Net income attributable to Twin Disc was $0.9 million

● EBITDA* increased 13.5% year-over-year to $6.3 million

● Operating cash flow of $4.3M

● Healthy six-month backlog of $124.0 million supported by strong ongoing order activity

CEO Perspective

“This quarter's performance reflected another period of double-digit top-line growth, partly driven by the acquisition of Katsa Oy. The marine market remained stable, while Veth products continued to expand to record levels in response to strong demand and new orders within the North American market. Challenges in the Asian oil and gas markets persist, though we are beginning to see signs of stabilization. Meanwhile, the industrials segment has already started to recover, with improving order rates through the quarter,” commented John H. Batten, President and Chief Executive Officer of Twin Disc.

“Following the successful integration of Katsa, we are focused on executing on our strategic priorities and capitalizing on our niche capabilities to enhance the business, while remaining actively engaged in exploring additional opportunities that align with our long-term growth strategy. With healthy end-market demand, we aim to drive growth, reinforce our financial position, and advance toward becoming the leading provider of hybrid and electric solutions in our industry,” concluded Mr. Batten.

Second Quarter Results

Sales for the fiscal 2025 second quarter increased 23.2% year-over-year to $89.9 million, driven by a $10.0 million incremental benefit from Katsa Oy. On an organic basis, which excludes the impacts of acquisitions and foreign currency exchange, revenue increased 10.1%, due to strength in the Company’s Marine and Propulsion Systems and Industrial product segments.

Sales by product group (certain amounts have been reclassified from Marine and Propulsion to Other):

Product Group (Thousands of $):	Q2 FY25 Sales	Q2 FY24 Sales	Change (%)
Marine and Propulsion Systems	$ 56,692	$ 45,753	23.9%
Land-Based Transmissions	19,010	15,863	19.8%
Industrial	9,458	6,532	44.8%
Other	4,761	4,846	(1.8)%
Total	$ 89,891	$ 72,994	23.2%

Twin Disc delivered double-digit growth year-over-year in the European and North American regions. The distribution of sales across geographical regions shifted, with a greater proportion of sales coming from the European region, with a lower proportion of sales coming from the Asian Pacific region.

Gross profit increased 5.0% to $21.7 million compared to $20.7 million for the second quarter of fiscal 2024. Second quarter gross margin decreased approximately 420 basis points to 24.1% from the prior year period, reflecting the impact of a $1.6 million inventory write-down due to product rationalization association with the acquisition of Katsa, a $0.3 million purchase accounting amortization expense related to the Katsa acquisition and unfavorable product mix.

Marketing, engineering and administrative (ME&A) expense increased by $1.7 million, or 9.9%, to $18.9 million, compared to $17.2 million in the prior year quarter. The increased ME&A expense was primarily driven by the addition of Katsa. However, ME&A expenses were decreased by $0.6 million sequentially, primarily due to a reduction in global bonus expense.

Net income attributable to Twin Disc for the quarter was $0.9 million, or $0.07 per diluted share, compared to net income attributable to Twin Disc of $0.9 million, or $0.07 per diluted share, for the second fiscal quarter of 2024. Net income was impacted by an increase in Other Expense related to an increase in the amortization of the net actuarial loss related to the Company’s domestic defined benefit pension plan. Earnings before interest, taxes, depreciation, and amortization (EBITDA) were $6.3 million in the second quarter, up 13.5% compared to the second quarter of fiscal 2024.

On a consolidated basis, the backlog of orders to be shipped over the next six months is approximately $124.0 million, compared to $144.3 million at the end of the first quarter. As a percentage of six-month backlog, inventory increased from 99.7% at the end of the first quarter, to 103.4% at the end of the second quarter. Compared to the second fiscal quarter of 2024, cash decreased 24.3% to $15.9 million, total debt increased 40.5% to $24.9 million, and net debt* increased $12.3 million to $9.0 million. The increase was primarily attributable to higher long-term debt related to the Katsa acquisition.

CFO Perspective

Jeffrey S. Knutson, Vice President of Finance, Chief Financial Officer, Treasurer and Secretary stated, "In the second quarter, we experienced near-term pressure on margins partially due to mix and several charges associated with inventory rationalization from the Katsa acquisition as we eliminated redundant inventory, streamlined operations and implemented synergies. As we move through the year, we are focused on identifying and realizing additional operational efficiencies to reduce margin pressure through prudent cost management and executing on our commercial strategy. During the quarter, we delivered solid operating cash flow marked by our healthy inventory levels, reinforcing our ability to execute on operational priorities. Looking ahead, we remain confident in the strength of our financial position and our ability to support continued growth while maintaining a healthy balance sheet."

Discussion of Results

Twin Disc will host a conference call to discuss these results and to answer questions at 9:00 a.m. Eastern time on February 5, 2025. The live audio webcast will be available on Twin Disc’s website at https://ir.twindisc.com. To participate in the conference call, please dial (646) 968-2525 approximately ten minutes before the call is scheduled to begin. A replay of the webcast will be available at https://ir.twindisc.com shortly after the call until February 4, 2026.

About Twin Disc

Twin Disc, Inc. designs, manufactures, and sells marine and heavy-duty off-highway power transmission equipment. Products offered include marine transmissions, azimuth drives, surface drives, propellers, and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches, and control systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government, and industrial markets. The Company’s worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network. For more information, please visit www.twindisc.com.

Forward-Looking Statements

This press release may contain statements that are forward looking as defined by the Securities and Exchange Commission in its rules, regulations, and releases. The words “anticipates,” “believes,” “intends,” “estimates,” and “expects,” or similar anticipatory expressions, usually identify forward-looking statements. The Company intends that such forward-looking statements qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All forward-looking statements are based on current expectations and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from current expectations. Such risks and uncertainties include the impact of general economic conditions and the cyclical nature of many of the Company’s product markets; foreign currency risks and other risks associated with the Company’s international sales and operations; the ability of the Company to successfully implement price increases to offset increasing commodity costs; the ability of the Company to generate sufficient cash to pay its indebtedness as it becomes due; and the possibility of unforeseen tax consequences and the impact of tax reform in the U.S. or other jurisdictions. These and other risks are described under the caption “Risk Factors” in Item 1A of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission, as supplemented in subsequent periodic reports filed with the Securities and Exchange Commission. Accordingly, the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. The Company assumes no obligation, and disclaims any obligation, to publicly update or revise any forward-looking statements to reflect subsequent events, new information, or otherwise.

*Non-GAAP Financial Information

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this press release are not measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company’s business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

Organic net sales is defined respectively as net sales excluding the recent acquisitions of Katsa Oy along with the divestiture of BCS while adjusting for the effects of foreign currency exchange.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation, and amortization expenses.

Net debt is calculated as total debt less cash.

Investors:

Riveron

TwinDiscIR@Riveron.com

Source: Twin Disc, Incorporated

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(In thousands, except per-share data; unaudited)

	For the Quarter Ended		For the Two Quarters Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023

Net sales	$89,921	$72,994	$162,818	$136,547
Cost of goods sold	66,662	52,338	120,237	96,156
Cost of goods sold - Other	1,579	-	1,579	3,099
Gross profit	21,680	20,656	41,002	37,292

Marketing, engineering and administrative expenses	18,920	17,218	38,407	34,136
Income from operations	2,760	3,438	2,595	3,156

Other expense (income):
Interest expense	495	392	1,131	786
Other expense (income), net	(386)	449	958	310
	109	841	2,089	1,096

Income before income taxes and noncontrolling interest	2,651	2,597	506	2,060
Income tax expense	1,552	1,662	2,179	2,208

Net income (loss)	1,099	935	(1,673)	(148)
Less: Net income attributable to noncontrolling interest, net of tax	(180)	(5)	(173)	(95)
Net income (loss) attributable to Twin Disc, Incorporated	$919	$930	$(1,846)	$(243)

Dividends per share	$0.04	$0.04	$0.08	$0.04

Income (loss) per share data:
Basic income (loss) per share attributable to Twin Disc, Incorporated common shareholders	$0.07	$0.07	$(0.13)	$(0.02)
Diluted income (loss) per share attributable to Twin Disc, Incorporated common shareholders	$0.07	$0.07	$(0.13)	$(0.02)

Weighted average shares outstanding data:
Basic shares outstanding	13,868	13,718	13,818	13,629
Diluted shares outstanding	14,058	13,923	13,818	13,629

Comprehensive income (loss)
Net income (loss)	$1,099	935	$(1,673)	$(148)
Benefit plan adjustments, net of income taxes of $13, ($13), $2 and ($8), respectively	(1,668)	(108)	(1,446)	(279)
Foreign currency translation adjustment	(11,369)	5,190	(4,078)	2,154

Unrealized gain (loss) on hedges, net of income taxes of $0, $0, $0 and $0, respectively	1,146	(485)	293	(269)
Comprehensive (loss) income	(10,792)	5,532	(6,904)	1,458
Less: Comprehensive income attributable to noncontrolling interest	122	40	258	190
Comprehensive (loss) income attributable to Twin Disc, Incorporated	$(10,914)	$5,492	$(7,162)	$1,268

RECONCILIATION OF CONSOLIDATED NET LOSS TO EBITDA

(In thousands; unaudited)

	For the Quarter Ended		For the Two Quarters Ended
	December 27, 2024	December 29, 2023	December 27, 2024	December 29, 2023

Net income (loss) attributable to Twin Disc, Incorporated	$919	$930	$(1,846)	$(243)
Interest expense	495	392	1,131	786
Income tax expense	1,552	1,662	2,179	2,208
Depreciation and amortization	3,296	2,535	6,534	5,023
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$6,262	$5,519	$7,998	$7,774

RECONCILIATION OF TOTAL DEBT TO NET DEBT

(In thousands; unaudited)

	December 27, 2024	December 29, 2023

Current maturities of long-term debt	$2,000	$2,000
Long-term debt	22,873	15,698
Total debt	24,873	17,698
Less cash	15,906	21,021
Net debt	$8,967	$(3,323)

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES

(In thousands; unaudited)

	For the Quarter Ended
	December 27, 2024	December 29, 2023
Net Sales	$89,921	$72,994
Less: Acquisitions/Divestitures	9,987	751
Less: Foreign Currency Impact	355	-
Organic Net Sales	$79,579	$72,243

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands; except share amounts, unaudited)

	December 27, 2024	June 30, 2024
ASSETS
Current assets:
Cash	$15,906	$20,070
Trade accounts receivable, net	53,670	52,207
Inventories, net	128,278	130,484
Other current assets	18,712	16,870
Total current assets	216,566	219,631

Property, plant and equipment, net	58,508	58,074
Right-of-use assets operating lease assets	16,431	16,622
Intangible assets, net	10,856	12,686
Deferred income taxes	2,277	2,339
Other noncurrent assets	2,722	2,706
Total assets	$307,360	$312,058

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,000	$2,000
Current maturities of right-of use operating lease obligations	2,813	2,521
Accounts payable	28,561	32,586
Accrued liabilities	69,284	62,409
Total current liabilities	102,658	99,516
.
Long-term debt	22,873	23,811
Right-of-use lease obligations	13,656	14,376
Accrued retirement benefits	9,613	7,854
Deferred income taxes	4,712	5,340
Other long-term liabilities	6,214	6,107
Total liabilities	159,726	157,004

Twin Disc, Incorporated shareholders' equity:
Preferred shares authorized: 200,000; issued: none; no par value	-	-
Common shares authorized: 30,000,000; issued: 14,632,802; no par value	40,111	41,798
Retained earnings	126,610	129,592
Accumulated other comprehensive loss	(12,222)	(6,905)
	154,499	164,485
Less treasury stock, at cost (486,940 and 637,778 shares, respectively)	7,475	9,783

Total Twin Disc, Incorporated shareholders' equity	147,024	154,702

Noncontrolling interest	610	352
Total equity	147,634	155,054

Total liabilities and equity	$307,360	$312,058

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands; unaudited)

	For the Quarters Ended
	December 27, 2024	December 29, 2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,673)	$(148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,534	5,023
Gain on sale of assets	(39)	(42)
Loss on write-down of industrial inventory	1,579	-
Loss on sale of boat management product line and related inventory	-	3,099
Provision for deferred income taxes	(363)	280
Stock compensation expense and other non-cash changes, net	1,625	1,413
Net change in operating assets and liabilities	(3,348)	6,422

Net cash provided by operating activities	4,315	16,047

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant, and equipment	(5,142)	(5,419)
Proceeds from sale of fixed assets	39	-
Other, net	(76)	(252)

Net cash used by investing activities	(5,179)	(5,671)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan arrangements	54,824	50,632
Repayments of revolving loan arrangements	(54,824)	(50,632)
Repayments of other long-term debt	(500)	(1,010)
Dividends paid to shareholders	(1,136)	(560)
Payments of finance lease obligations	(1,017)	(471)
Payments of withholding taxes on stock compensation	(1,256)	(1,772)

Net cash used by financing activities	(3,909)	(3,813)

Effect of exchange rate changes on cash	609	1,195

Net change in cash	(4,164)	7,758

Cash:
Beginning of period	20,070	13,263

End of period	$15,906	$21,021